UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

Office 404 – 4th Floor, Albany House
324-326 Regent Street
London, UK, W1B 3HH
(Address of principal executive offices)

HL Ventures Inc.
(former name)

Registrant’s telephone number, including area code: 702 993 6122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement.

On July 22, 2009, Urban Barns Foods Inc., formerly HL Ventures Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with Urban Barns Foods Inc., an Alberta company (“UB”).  Pursuant to the terms of the LOI, the Company and UB have agreed to engage in a share exchange which, if completed, would result in UB becoming a wholly owned subsidiary of the Company.  The material terms of the LOI are as follows:

Prior to the closing of the share exchange:

•	The Company shall change its name to Urban Barns Foods Inc.
•	The Company shall complete a forward split of its common stock on a 7 for 1 basis.
•	The Company shall appoint Jerry Fitzpatrick and Dan Meikleham, principals of UB, to the Company’s board of directors.

Upon closing of the share exchange:

•	All shareholders of UB will exchange their shares of UB common stock for shares in the common stock of the Company resulting in an issuance of 25,000,000 common shares by the Company.
•	UB will become a wholly owned subsidiary of the Company.
•	Deniz Hassan and Adrian Lee shall resign from all officer and director positions with the Company.
•	Deniz Hassan shall cancel 20,500,000 post split shares of the Company’s stock currently held by him.

The LOI may be terminated by either party if that party is not satisfied with the results of due diligence undertaken in good faith.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2009 and immediately effective, the Company filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada to change its name from HL Ventures Inc. to Urban Barns Foods Inc. and to increase the Company’s authorized capital from 75,000,000 common shares with $0.001 par value to 100,000,000 common shares with $0.001 par value.  The Company received written consent from holders of 51.6% of the Company’s common stock for the increase in authorized capital and the name change.

The Company will also be filing documents with FINRA to process the name change and assign the Company a new ticker symbol.  The Company will continue to carry on business under its former name, HL Ventures Inc., until such time as it is assigned a new symbol.

Item 8.01 Other Items

Also on July 22, 2009, the Board of Directors of the Company approved a forward split of the Company's common stock.  The stock split is effective as of July 22, 2009. Upon the surrender of their existing share certificates, all shareholders will receive a new share certificate representing seven (7) new shares for each one (1) existing share.

The number of shares that the Company is authorized to issue will not change as a result of the common stock split. The Company will be, however, applying for a new CUSIP number and a new stock symbol from FINRA.  When the new stock symbol is assigned, the Company will provide disclosure on a Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Certificate of Amendment filed with the Nevada Secretary of State on July 22, 2009.

Exhibit 10.1	Letter of Intent with Urban Barns Ventures Inc. dated July 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 27, 2009	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Deniz Hassan
Deniz Hassan
Director, President, Chief Executive Officer